Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 20, 2020, in the Registration Statement (Form S-1) and related Prospectus of Lemonade, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

New York, New York
June 25, 2020